EXHIBIT 99.1


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      NEWS RELEASE
      August 14, 2020


              FSI ANNOUNCES SECOND QUARTER, 2020 FINANCIAL RESULTS
  Conference call scheduled for Monday August 17th, 2020, 11:00am Eastern time,
                                     8:00 am
                                  Pacific Time
                            See dial in number below

VICTORIA, BRITISH COLUMBIA, August 14, 2020 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the second quarter (Q2) ended June 30, 2020.

Mr. Dan O'Brien, CEO comments, "Our divisions were busy all quarter making products for essential services in agriculture and cleaning products. Combined with normal operations and organic growth, this resulted in a very strong Q2." Mr. O'Brien continues, "We are happy to be doing what we can to help during the crisis and will do our best until normal life resumes."

o Sales for the second quarter (Q2), 2020 were up approximately 14% to $7,709,607 when compared to sales of $6,770,440 for Q2, 2019. The result was an after tax GAAP accounting net income of $1,132,867, or $0.09 per weighted average share for Q2, 2020, compared to an after tax GAAP accounting net loss of $27,733, or $0.00 per weighted average share for Q2, 2019. See 2019 past bad debt expense ($231,696) recognized in Q2, 2019. This number is not related to Q2, 2019 operating income and if removed would result in higher net income recognized in Q2, 2019.

o Basic weighted average shares used in computing earnings per share amounts for the quarter were: 12,240,545 and 11,769,635 for Q2, 2020 and Q2, 2019 respectively.

o Non-GAAP operating cash flow: For the 6 months ending June 30, 2020, net income reflects $348,191 of non-cash charges (depreciation and stock option expenses), loss/gain on involuntary disposition, interest income, interest expense, (gain)/loss on investment, write down of inventory, deferred tax expense, and income tax. These items are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $3,044,425 or $0.25 per share. This compares with operating cash flow of $1,692,740 or $0.14 per share, in the corresponding 6 months of 2019 (See the table that follows for details of these calculations. Anticipated tariff rebates are not included in the operating cash flow number).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division..

* a conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Monday, August 17th, 2020. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial toll free 1-800-309-1256 (or 1-856-344-9308) just prior to the scheduled call time.

Participation Passcode 345292 will be requested. The conference call title, "Second Quarter 2020 Financial Results," may also be requested.

The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended June 30, 2020. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:


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                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
            For 3 Months Ended June 30 (6 Months Operating Cash Flow)
                                   (Unaudited)
                                                     3 months ended June 30
                                                    2020             2019
                                               ---------------------------------
Revenue                                        $ 7,709,607    $ 6,770,440
Income (loss) before income tax - GAAP         $ 1,524,605    $   331,264
Provision for Income tax net  - GAAP           $  (259,660)   $  (150,466)
Net income (loss) - Controlling interest-
 - GAAP                                        $ 1,132,867    $   (27,733)
Net income (loss) per share controlling
 interest - basic. - GAAP                      $      0.09    $       0.00
3 month weighted average shares used in
 computing per share amounts - basic.-  GAAP    12,240,545    11,769,635

                                                  6 month Operating Cash Flow
                                                  Ended June 30
                                             -----------------------------------
Operating Cash Flow (6 months). NON-GAAP       $3,044,425 b,c $1,692,740 b,c

Operating Cash flow per share excluding        $     0.25 b,c $     0.14 b,c
non-operating items and items not related to current operations (6 months) - basic.
NON-GAAP

Non-cash Adjustments (6 month) GAAP            $  348,141 d   $  373,351 d
Shares (6 month basic weighted average)
 used 11,737,635 in computing per share
 amounts - basic GAAP                           12,239,171    11,737,635

Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP - For 2019 - Provision for Income tax less Deferred income tax recovery = $529,546 less $125,999. See the financials for these numbers.

b) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock option expense (2020 = $348,191, 2019 = $373,351), Gain on
     investment  (2020  =  $539,417,  2019  =  $259,514),   net  gain/(loss)  on
     involuntary disposition of equipment (2020 = N/A, 2019 = N/A), write down of inventory (2019 = N/A, 2018 = N/A), interest income (2020 = $12,614,
     2019 =  $55,533),  Interest  expense  (2020 =  $156,075,  2019 =  $247,472)
     deferred tax (expense)/recovery (2020 = N/A, 2019 = $125,999), and Income tax expense(2020 = $694,648, 2019 = $529,546). See the financial statements for all adjustments.

c) The revenue and gain from the 50% investment in the private Florida LLC announced in January 2019 is not treated as revenue or profit from operations by Flexible Solutions given the Company only purchased 50% of the LLC. The profit is treated as investment income and therefore occurs below Operating income in the Statement of Operations. As a result the gain from Flexible Solutions share in the LLC is removed from the calculation to arrive at Operating Cash Flow.

d)   Non-GAAP - amounts represent depreciation and stock compensation expense.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                   Flexible Solutions International 6001 54th
                      Ave, Taber, Alberta, CANADA T1G 1X4
                                Company Contacts

                                             Jason Bloom Toll Free: 800 661 3560
                                                               Fax: 403 223 2905
                                              E-mail: info@flexiblesolutions.com

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To find out more information about Flexible  Solutions and our products,  please visit www.flexiblesolutions.com.